CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #54 to the Registration Statement on Form N-1A of Matrix Advisors Value Fund, Inc. and to the use of our report dated August 26, 2021 on the financial statements and financial highlights of Matrix Advisors Value Fund, Inc. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                            /s/ Tait, Weller & Baker LLP
                             TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 28, 2021